UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024

Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware		33-0804655
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2024, Illumina, Inc. (the “Company”) announced that Joydeep Goswami has decided to leave Illumina. He will stay on in an advisory role through June 30 to support two new executive management team appointments.

Ankur Dhingra has been appointed Chief Financial Officer of the Company, effective April 15, 2024 (the “Appointment Date”).  The Company further announced that Joydeep Goswami will cease to serve as Chief Financial Officer and Chief Strategy and Development Officer as of the Appointment Date, at which time he will transition into service as an employee-advisor before departing the Company on July 1, 2024.  Mr. Goswami will continue to serve as principal financial officer for purposes of the Company’s filings with the Securities and Exchange Commission until the Appointment Date, at which time Mr. Dhingra will become the Company’s principal financial officer. This departure is not the result of any disagreement on matters relating to the Company’s operations or its financial reporting, policies, or practices.

Since May 2022, Mr. Dhingra, age 48, has served as Chief Financial Officer of Summit Therapeutics Inc. (“Summit”), a biopharmaceutical oncology company. Mr. Dhingra served as Chief Financial Officer at CareDx, a company focused on transplant patient journey, from March 2021 through May 2022. Prior to CareDx, Mr. Dhingra spent 18 years at Agilent Technologies (“Agilent”) in various finance and business management roles. From January 2019 through March 2021, he was Vice President of Investor Relations and prior to that, Mr. Dhingra served as Group CFO for Agilent’s Life Sciences and Applied Markets business. Mr. Dhingra is a qualified Chartered Accountant (India).

As of the Appointment Date, Mr. Dhingra’s compensation arrangements include:

●	an annual base salary of $650,000;

●
eligibility to participate in the Company's executive variable compensation plan, which is an "at-risk" cash bonus compensation program, with a target award amount of 65% of his base salary, subject to the achievement of individual and corporate performance objectives;

●
in order to compensate Mr. Dhingra for compensation he will forgo at Summit in order to join the Company, a one-time $500,000 cash payment, which will be subject to full or partial clawback in connection with certain terminations of Mr. Dhingra’s employment prior to the second anniversary of the Appointment Date;

●
in order to compensate Mr. Dhingra for certain equity awards he will forfeit at Summit in order to join the Company, a one-time grant of equity awards in aggregate of $3,500,000 of which 70% consists of PSUs with the same vesting terms as applied to the Company’s executives in March 2024 and 30% will consist of RSUs vesting in four annual installments;

●
beginning in 2025, eligibility to receive annual grants of equity awards pursuant to the terms and conditions of equity awards granted to the Company’s other executive officers, with the value of the grants determined in the discretion of the Compensation Committee of the Company’s Board of Directors;

●
in order to ensure Mr. Dhingra’s presence at the Company’s headquarters, Mr. Dhingra will be provided a fixed monthly cash stipend of $15,000 until the earlier of (1) his relocation to the San Diego area and (2) September 1, 2024, which is intended to cover expenses incurred by Mr. Dhingra in connection with his travel to the San Diego area; and

●	eligibility to participate in the Company's compensation and benefit plans and programs as may generally be made available to other employees of the Company at his level.

In addition, Mr. Dhingra and the Company have entered into the Company's standard Change in Control Severance Agreement for our non-CEO executive officers, a form of which has been included as an exhibit to our most recently filed Annual Report on Form 10-K.

Mr. Dhingra is not a party to any arrangement or understanding regarding his appointment. Mr. Dhingra has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Dhingra is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described herein, Mr. Dhingra has not entered into any material plan, contract, arrangement, or amendment in connection with his appointment.

Mr. Goswami and the Company entered into a Retention Agreement dated as of April 8, 2024, pursuant to which Mr. Goswami will serve as an employee-advisor to the Company between April 15, 2024 and June 30, 2024 (the “Retention Period”).  In addition to continued receipt of his existing base salary during this period, if Mr. Goswami completes the Retention Period and performs the services specified in the Retention Agreement, he will be entitled to a lump sum payment of $360,000.

On April 9, 2024, the Company issued a press release regarding the foregoing matters. The press release is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On April 9, 2024, the Company issued a press release reaffirming its guidance for the first quarter 2024 and full-year 2024, as announced during its fourth quarter 2023 earnings call on February 8, 2024.  Pursuant to General Instruction F to Form 8-K, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by this reference.

The information furnished pursuant to this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 9, 2024 issued by Illumina, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

Date: April 9, 2024	By:	/s/ Jacob Thaysen
		Name:	Jacob Thaysen
		Title:	Chief Executive Officer